EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$1,639	$—	$—	$1,639
Finance revenues	—	49	(13)	36
Sales and revenues, net	1,639	49	(13)	1,675
Costs of products sold	1,388	—	—	1,388
Restructuring charges	4	—	—	4
Asset impairment charges	12	—	—	12
Selling, general and administrative expenses	117	26	(2)	141
Engineering and product development costs	73	—	—	73
Interest expense	58	16	(3)	71
Other expense (income), net	25	(3)	(8)	14
Total costs and expenses	1,677	39	(13)	1,703
Equity in income of non-consolidated affiliates	2	—	—	2
Income (loss) before equity income from financial services operations and income taxes	(36)	10	—	(26)
Equity income from financial services operations	8	—	(8)	—
Income (loss) before income tax	(28)	10	(8)	(26)
Income tax expense	(6)	(2)	—	(8)
Net income (loss)	(34)	8	(8)	(34)
Less: Net income attributable to non-controlling interests	3	—	—	3
Net income (loss) attributable to Navistar International Corporation	$(37)	$8	$(8)	$(37)

	For the Nine Months Ended July 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$5,310	$—	$—	$5,310
Finance revenues	—	170	(42)	128
Sales and revenues, net	5,310	170	(42)	5,438
Costs of products sold	4,541	—	—	4,541
Restructuring charges	5	—	—	5
Asset impairment charges	25	—	—	25
Selling, general and administrative expenses	419	81	(7)	493
Engineering and product development costs	237	—	—	237
Interest expense	148	55	(4)	199
Other expense (income), net	75	(17)	(31)	27
Total costs and expenses	5,450	119	(42)	5,527
Income (loss) before equity income from financial services operations and income taxes	(140)	51	—	(89)
Equity income from financial services operations	40	—	(40)	—
Income (loss) before income tax	(100)	51	(40)	(89)
Income tax benefit (expense)	1	(11)	—	(10)
Net income (loss)	(99)	40	(40)	(99)
Less: Net income attributable to non-controlling interests	12	—	—	12
Net income (loss) attributable to Navistar International Corporation	$(111)	$40	$(40)	$(111)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$2,996	$—	$—	$2,996
Finance revenues	—	74	(28)	46
Sales and revenues, net	2,996	74	(28)	3,042
Costs of products sold	2,501	—	—	2,501
Asset impairment charges	3	—	—	3
Selling, general and administrative expenses	145	22		167
Engineering and product development costs	81	—	—	81
Interest expense	49	27	—	76
Other expense (income), net	58	(5)	(28)	25
Total costs and expenses	2,837	44	(28)	2,853
Equity in income of non-consolidated affiliates	1	—	—	1
Income before equity income from financial services operations and income taxes	160	30	—	190
Equity income from financial services operations	26	—	(26)	—
Income (loss) before income tax	186	30	(26)	190
Income tax expense	(25)	(4)	—	(29)
Net income (loss)	161	26	(26)	161
Less: Net income (loss) attributable to non-controlling interests	5	—	—	5
Net income attributable to Navistar International Corporation	$156	$26	$(26)	$156

	For the Nine Months Ended July 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$8,330	$—	$—	$8,330
Finance revenues	—	226	(85)	141
Sales and revenues, net	8,330	226	(85)	8,471
Costs of products sold	6,973	—	—	6,973
Restructuring charges	1	—	—	1
Asset impairment charges	6	—	—	6
Selling, general and administrative expenses	654	73	(1)	726
Engineering and product development costs	242	—	—	242
Interest expense	160	83	—	243
Other expense (income), net	247	(23)	(84)	140
Total costs and expenses	8,283	133	(85)	8,331
Equity in income of non-consolidated affiliates	4	—	—	4
Income (loss) before equity income from financial services operations and income taxes	51	93	—	144
Equity income from financial services operations	74	—	(74)	—
Income (loss) before income tax	125	93	(74)	144
Income tax benefit (expense)	10	(19)	—	(9)
Net income (loss)	135	74	(74)	135
Less: Net income attributable to non-controlling interests	16	—	—	16
Net income (loss) attributable to Navistar International Corporation	$119	$74	$(74)	$119

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of July 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,610	$38	$—	$1,648
Restricted cash and cash equivalents	45	241	—	286
Finance and other receivables, net	274	2,095	(442)	1,927
Inventories, net	893	3	—	896
Goodwill	38	—	—	38
Property and equipment, net	914	327	—	1,241
Operating lease right of use assets	118	1	—	119
Investments in and advances to financial services operations	647	—	(647)	—
Investments in non-consolidated affiliates	30	—	—	30
Deferred taxes, net	113	2	—	115
Other assets	355	20	—	375
Total assets	$5,037	$2,727	$(1,089)	$6,675
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,589	$7	$(442)	$1,154
Debt	3,532	2,027	—	5,559
Postretirement benefits liabilities	2,013	—	—	2,013
Other liabilities	1,731	46	—	1,777
Total liabilities	8,865	2,080	(442)	10,503
Stockholders' equity attributable to non-controlling interest	2	—	—	2
Stockholders' equity (deficit) attributable to controlling interest	(3,830)	647	(647)	(3,830)
Total liabilities and stockholders' equity (deficit)	$5,037	$2,727	$(1,089)	$6,675

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,328	$42	$—	$1,370
Restricted cash and cash equivalents	50	137	—	187
Finance and other receivables, net	348	2,423	(226)	2,545
Inventories, net	905	6	—	911
Goodwill	38	—	—	38
Property and equipment, net	942	367	—	1,309
Investments in and advances to financial services operations	668	—	(668)	—
Investments in non-consolidated affiliates	31	—	—	31
Deferred taxes, net	115	2	—	117
Other assets	386	23	—	409
Total assets	$4,811	$3,000	$(894)	$6,917
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,554	$13	$(226)	$1,341
Debt	2,932	2,256	—	5,188
Postretirement benefits liabilities	2,103	—	—	2,103
Other liabilities	1,945	63	—	2,008
Total liabilities	8,534	2,332	(226)	10,640
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(3,726)	668	(668)	(3,726)
Total liabilities and stockholders' equity (deficit)	$4,811	$3,000	$(894)	$6,917

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(99)	$40	$(40)	$(99)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	102	1	—	103
Depreciation of equipment leased to others	(4)	47	—	43
Amortization of debt issuance costs and discount	5	6	—	11
Deferred income taxes	(5)	—	—	(5)
Asset impairment charges	25	—	—	25
Equity in income of financial services affiliates	(40)	—	40	—
Dividends from financial services operations	30	—	(30)	—
Change in intercompany receivables and payables	89	(89)	—	—
Other, net	(405)	459	—	54
Net cash provided by (used in) operating activities	(302)	464	(30)	132
Cash flows from investing activities
Capital expenditures	(115)	—	—	(115)
Purchase of equipment leased to others	(21)	(48)	—	(69)
Other investing activities	7	10	—	17
Net cash used in investing activities	(129)	(38)	—	(167)
Net cash provided by (used in) financing activities	721	(326)	30	425
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	—	—	(13)
Increase in cash, cash equivalents and restricted cash	277	100	—	377
Cash, cash equivalents and restricted cash at beginning of the period	1,378	179	—	1,557
Cash, cash equivalents and restricted cash at end of the period	$1,655	$279	$—	$1,934

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$135	$74	$(74)	$135
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	98	1	—	99
Depreciation of equipment leased to others	(2)	47	—	45
Amortization of debt issuance costs and discount	9	6	—	15
Deferred income taxes	(46)	5	—	(41)
Asset impairment charges	6	—	—	6
Gain on sales of investments and businesses, net	(56)	—	—	(56)
Equity in income of non-consolidated affiliates	(4)	—	—	(4)
Equity in income of financial services affiliates	(74)	—	74	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in other intercompany receivables and payables	(43)	43	—	—
Other, net	167	(263)	—	(96)
Net cash provided by (used in) operating activities	191	(87)	—	104
Cash flows from investing activities
Maturities of marketable securities	98	—	—	98
Capital expenditures	(88)	(2)	—	(90)
Purchase of equipment leased to others	(3)	(127)	—	(130)
Other investing activities	102	11	—	113
Net cash provided by (used in) investing activities	109	(118)	—	(9)
Net cash provided by (used in) financing activities	(447)	210	—	(237)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	(5)	—	(7)
Decrease in cash, cash equivalents and restricted cash	(149)	—	—	(149)
Cash, cash equivalents and restricted cash at beginning of the period	1,295	150	—	1,445
Cash, cash equivalents and restricted cash at end of the period	$1,146	$150	$—	$1,296